
                                  NSAR ITEM 770

                           VKAC Aggressive Growth Fund
                               10f-3 Transactions

UNDERWRITING#          UNDERWRITING               PURCHASED               AMOUNT OF SHARES         % OF              DATE OF
                                                  FROM                    PURCHASED              UNDERWRITING        PURCHASE


1                      Cablevision                 Bear Stearns              2,400,000              0.500%           12/05/97
2                      United International        Donaldson, Lufkin         2,700,000              0.196%           01/30/98
                       Holdings, Inc.              & Jenrette
3                      Chesapeake Energy Corp.     Donaldson, Lufkin         2,000,000              0.400%           04/17/98
                                                   & Jenrette

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


Other Firms participating in Underwriting

UNDERWRITING FOR #1

Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co., Incorporated
Salomon Brothers Inc.

UNDERWRITING FOR #2

Donaldson, Lufkin & Jenrette Securities Corporation
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley Dean Witter
TD Securities Inc.

UNDERWRITING FOR #3

Morgan Stanley & Co. Incorporated
Bear, Stearns & Co. Inc.
Lehman Brothers Inc.